P0WER OF ATTORNEY

Know All Men By These Presents:



That the
undersigned has made, constituted and appointed, and by these presents does make, constitute and appoint any Executive Officer of Florida Choice Bankshares, Inc. (the "Company"), my lawful attorney for me and in my name, place and stead, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney or substitute shall lawfully do or cause to be done by virtue hereof in connection with the execution and delivery of the following documents for and on behalf of the undersigned:



All Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and to do and perform all necessary or desirable acts to complete and execute any of those Forms 3, 4 or 5 or any amendments, and timely file those Forms with the Securities and Exchange Commission and any stock exchange or similar authority; and take other action in connection with the foregoing which, in the opinion of such Executive Officer, is in my best interests or legally required.


In Witness Whereof, I have hereunto
set my hand and seal the 24th day of

January, 2005.



Signed,
sealed and delivered in the presence of:
Witness Signature /Stephen R.
Jeuck/	Signature /Gordon G. Oldham III/
Printed Name: Stephen R. Jeuck
Printed Name: Gordon G. Oldham III




STATE OF FLORIDA
COUNTY
OF LAKE
	The foregoing instrument was acknowledged before me this 24th day of January, 2005, by Gordon G. Oldham III.

Notary Signature:
/Tammy Holt/
Printed Name: Tammy Holt
Notary Public, State of Florida

My Commission Expires:  June 10, 2007

Personally Known /X/ or
Produced Identification / /
Type of Identification Produced
_______________